EXHIBIT 10.38

                              Consulting Agreement
                                                                   July 19, 2005
                             New Visual Corporation

CONSULTING AGREEMENT

This Consulting (the "Agreement") is entered into this 19th day of July, 2005, by and between Richard Hurn, an individual and resident of Portland, Oregon (the "Consultant"), and New Visual Corporation, having its principal place of business in, 305 NE 102nd Ave., Suite 105, Portland, OR 97220 (the "Company"), collectively the "Parties."

1. Scope of Work, Compensation:

The Consultant shall consult with the Company and perform marketing activities related to the new product introduction of the EmbarqTM family of transport processors, and related activities for the benefit of the Company and its subsidiaries. Such activities may include, but will not be limited to,

      o the assessment of a chip level market position identifying strengths and weaknesses of the chip verses other standard and non-standard wireline chip technologies;
      o the creation of marketing collateral, such as PowerPoint presentations, brochures, white papers, enhancements to the existing website, trade show booths, and business cases;
      o the assessment of a customer level market position identifying the need for various wireline broadband applications for market entry
      o    the creation of customer value drivers; and
      o    such similar activities as shall benefit the Company.

During the term of this Agreement (i.e., the Initial Term and any extended terms), Consultant shall devote a minimum of 40 hours per week to the above activities.

The Consultant shall report directly to the Chief Executive Officer of the Company. Although the Company shall provide input and guidance to the Consultant regarding business objectives and other matters, the Consultant shall act as he deems appropriate in order to foster the business interests of the Company.

Consultant will be compensated at a monthly rate of $8,000 per month. The first payment of $2,800 will be issued upon signature of this agreement. Subsequent payments of $4,000 will be paid by the 1st and the 15th of each month during the term of this Agreement (i.e., the Initial Term and any extended terms). Out of pocket expenses for approved Company business, including but not limited to travel expenses of Consultant, shall be reimbursed by the Company after submission of appropriate receipts, and if they are in accordance with Company's Travel and Entertainment policy.

2. Initial Term, Automatic Renewal:

The "Initial Term" of this Agreement shall be from the date of this Agreement set forth above and remain in place for six consecutive months, unless earlier terminated pursuant to Paragraph 3 of this Agreement. After the Initial Term, this Agreement shall automatically be renewed for successive three month terms, unless one or both Parties delivers a written notice to the other Party electing not to renew for such a successive term. Any such notice of non-renewal must be received by the other Party not less than forty five (45) days prior to the expiration of either the Initial Term, or any extended three month term, as appropriate.

3. Termination, Enter Full Time Employment:

(a) After or during the Initial Term of this Agreement, the Company and consultant may mutually agree to terminate this Agreement and enter into a full time employment arrangement.

(b) After or during the Initial Term of this Agreement, the Company and consultant may mutually agree to terminate this Agreement based on an understanding of various business or personal circumstances.

4. Protection of Confidential Information:

In the course of performing under this Agreement, Consultant will create, have access to, and acquire knowledge regarding "Confidential Information" belonging to the Company, its clients, or others. Consultant agrees that it will not directly or indirectly, disclose, reveal, publish, transfer or use any Confidential Information for the benefit of the Consultant or any other person. Consultant may use and disclose Confidential Information (i) with the prior written consent of the Company, or (ii) during the course of this Agreement with the Company, for the benefit of the Company or its clients in the furtherance of the Company's business, and subject to the Company's policies and the direction of the Company.

5. Ownership of Work Product:

The Intellectual Property created by Consultant pursuant to this Agreement for the Company shall belong to the Company under the terms of this section.

6. Administrative Provisions:

(a) Choice of law, selection of exclusive venue, and consent to personal jurisdiction: This Agreement shall be interpreted and governed by the laws of the State of Oregon.

(b) Entire Agreement: This Agreement contains the entire agreement between the parties, and except as stated in this Agreement, there are no oral or written promises, agreements, warranties, obligations, assurances, or conditions precedent or otherwise affecting it. Any change, modification, or alteration of this Letter Agreement shall be in writing, signed by the parties to this Letter Agreement, and no course of dealing between the parties shall be construed to alter the terms hereof, except as stated in this Letter Agreement.

IN WITNESS WHEREOF, the Company and Consultant have caused this Agreement to be signed below by their duly authorized representatives, all as of the date first written above.

New Visual Corporation                       Consultant


By:    /s/ Brad Ketch                        By:    /s/ Richard Hurn
         ---------------                            ------------------
Name: Brad Ketch                             Name:  Richard Hurn

Title: President and CEO                     Date:  Jul 20 '05

Date: July 20, 2005

                                   APPENDIX 1


1.   The Effective Date of this Agreement is: 7/19/05

2.   The other Party to this Agreement is:
     Corporate Name:    Richard Hurn
     Principal Address: 2335 N Marine Dr, Portland Or 97217

3.   The Confidential Information to be exchanged hereunder is:

      3.1. New Visual Corporation Confidential Information: (be specific)
           >>       Technology White Papers
           >>       Project Development Plans
           >>       Business Plans

     3.2. Company/Individual Confidential Information: (be specific) (to be provided by company or /individual).
          >> None

4.   The coordinator of Confidential Information for each Party shall be:

         New Visual Corporation
         Brad Ketch
         President and CEO
         305 NE 102nd Ave, Suite 105
         Portland, OR 97220
         503-257-6700
         503-257-6622
         bketch@newvisual.com

         (company)

         Name -  Richard Hurn
         Title - Consultant
         Address- 2335 N. Marine Dr. Portland, OR 97217
         Telephone- 503-286-0894
         Fax -
         Email - richardhurn@ispwest.com

5.   The term of the Agreement is one year.

- - - -
The Parties signify their agreement to the Non-disclosure Agreement and this Appendix 1 thereto by affixing the names of their duly authorized representatives where indicated below:

NEW VISUAL CORPORATION

By:      /s/ Brad Ketch                   By:      /s/ Richard B. Hurn
------------------------------            ------------------------------------
Its:     President & CEO                  Its (title of person who will sign)
                                                   Consultant
                                              -------------------------------